Exhibit 99.2

Combined Financial Statements of

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Years ended December 31, 2013 and 2012

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Table of Contents

December 31, 2013 and 2012

Page
Independent Auditors’ Report

Combined Balance Sheets	1

Combined Statements of Income	2

Combined Statements of Comprehensive Income	3

Combined Statements of Changes in Group Equity	4

Combined Statements of Cash Flows	5

Notes to Combined Financial Statements	6 - 28

KPMG LLP	Telephone	(416)228-7000
Yonge Corporate Centre	Fax	(416)228-7123
4100 Yonge Street Suite 200	Internet	www.kpmg.ca
Toronto ON M2P 2H3
Canada

INDEPENDENT AUDITORS’ REPORT

To the Shareholder and Member of Scepter Corporation Group

We have audited the accompanying combined balance sheets of Scepter Corporation Group (the “Group”) as of December 31, 2013 and 2012, and the related combined statements of income, comprehensive income, changes in Group equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Scepter Corporation Group as of December 31, 2013 and 2012 and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Chartered Professional Accountants, Licensed Public Accountants

September 15, 2014

Toronto, Canada

KPMG LLIP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity.

KPMG Canada provides services to KPMG LLP.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Combined Balance Sheets

December 31, 2013 and 2012

	2013	2012
Assets

Current assets:
Cash and cash equivalents	$11,076,047	$11,822,436
Accounts receivable, net (note 3)	13,535,395	15,308,170
Inventories, net (note 4)	13,221,831	11,003,909
Prepaid expenses and other current assets	367,128	289,991
Income taxes receivable	145,511	—
Deferred income taxes (note 12)	67,895	—

Total current assets	38,413,807	38,424,506

Advances to related companies (note 5)	3,556,384	832,142
Property, plant and equipment, net (note 6)	27,678,360	27,653,499
Intangible assets (note 7)	466,764	1,002,727
Deferred income taxes (note 12)	—	576,967

Total assets	$70,115,315	$68,489,841

Liabilities and Group Equity

Current liabilities:
Bank loan (note 8)	$10,800,000	$9,500,000
Accounts payable	2,363,069	4,949,098
Accrued liabilities	4,308,571	4,162,578
Income taxes payable	—	4,349,534
Advances from related companies (note 5)	—	2,179,929
Contractual liability - current portion (note 9)	400,000	—

Total current liabilities	17,871,640	25,141,139

Contractual liability (note 9)	330,456	—
Advances from Member (note 10)	7,206,819	1,802,180
Notes payable to parent company (note 11)	28,652,365	24,716,880
Deferred income taxes (note 12)	2,384,963	2,313,832

	38,574,603	28,832,892

Group equity:
Capital stock (note 13)	1,879,088	1,879,088
Member’s contributions (note 14)	1,100,000	1,100,000

Accumulated other comprehensive income (loss)	(768,604)	178,120
Retained earnings	11,458,588	11,358,602

Total Group equity	13,669,072	14,515,810

Commitments (note 16)
Contingencies (note 17)
Subsequent events (notes 1, 8(a), 17 and 19)

Total liabilities and Group equity	$70,115,315	$68,489,841

See accompanying notes to combined financial statements.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Combined Statements of Income

Years ended December 31, 2013 and 2012

	2013	2012
Net sales	$94,834,311	$92,895,208

Cost of goods sold:
Cost of sales	60,240,479	60,772,156
Depreciation	4,169,509	3,248,379
Amortization of intangible assets	482,139	496,632

	64,892,127	64,517,167

Gross profit	29,942,184	28,378,041

Expenses:
Selling, general and administrative	13,877,056	12,858,298
Depreciation of administrative assets	520,603	367,903

	14,397,659	13,226,201

Earnings before the undernoted items and income taxes	15,544,525	15,151,840

Other income (expenses):
Foreign exchange	788,657	(51,568)
Royalty and miscellaneous	401,321	226,654
Interest	(671,153)	(103,061)

	518,825	72,025

Income before income taxes	16,063,350	15,223,865

Income tax expense: (note 12)
Current	3,574,132	4,255,862
Deferred	735,163	(726,890)

	4,309,295	3,528,972

Net income	$11,754,055	$11,694,893

See accompanying notes to combined financial statements.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Combined Statements of Comprehensive Income

Years ended December 31, 2013 and 2012

	2013	2012
Net income	$11,754,055	$11,694,893

Other comprehensive income (loss):
Foreign currency translation adjustments	(946,724)	171,021

Total comprehensive income	$10,807,331	$11,865,914

See accompanying notes to combined financial statements.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Combined Statements of Changes in Group Equity

Years ended December 31, 2013 and 2012

	Common stock		Member’s contributions	Retained earnings	Accumulated other comprehensive income (loss)	Total
	Shares	Amount
Balance at January 1, 2012	1,000	$1,879,088	$—	$(336,291)	$7,099	$1,549,896
Net income	—	—	—	11,694,893	—	11,694,893
Capital contributions	—	—	1,100,000	—	—	1,100,000
Other comprehensive loss:
Foreign currency translation adjustments	—	—	—	—	171,021	171,021

Balance at December 31, 2012	1,000	1,879,088	1,100,000	11,358,602	178,120	14,515,810
Net income	—	—	—	11,754,055	—	11,754,055
Dividend paid	—	—	—	(11,654,069)	—	(11,654,069)
Other comprehensive loss:
Foreign currency translation adjustments	—	—	—	—	(946,724)	(946,724)

Balance at December 31, 2013	1,000	$1,879,088	$1,100,000	$11,458,588	$(768,604)	$13,669,072

See accompanying notes to combined financial statements.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Combined Statements of Cash Flows

Years ended December 31, 2013 and 2012

	2013	2012
Cash provided by (used in):

Cash flows from operating activities:
Net income	$11,754,055	$11,694,893
Items not affecting use of cash:
Depreciation	4,690,112	3,616,282
Amortization of intangible assets	482,139	496,632
Deferred income tax expense	735,163	(726,890)
Cash flows provided by (used for) working capital:
Accounts receivable, net	1,772,775	(5,420,344)
Inventories, net	(2,217,922)	(989,363)
Prepaid expenses and other current assets	(77,137)	1,758,944
Income taxes receivable	(145,511)	560,928
Accounts payable	(2,789,632)	(183,000)
Accrued liabilities	145,993	1,851,028
Income taxes payable	(4,349,534)	4,349,534

Net cash provided by operating activities	10,000,501	17,008,644

Cash flows from investing activities:
Purchase of property, plant and equipment	(4,670,237)	(13,836,354)

Net cash (used for) provided by investing activities	(4,670,237)	(13,836,354)

Cash flows from financing activities:
Increase in advances to related companies	(2,724,242)	(832,142)
Borrowings on bank loan	1,300,000	9,500,000
Decrease in advances from related companies	(2,179,929)	(4,155,678)
Increase in advances from Member	5,404,639	1,802,180
Net borrowings on notes payable to parent company	3,935,485	801,837
Dividend paid	(11,654,069)	—
Increase in Member’s contributions	—	1,100,000
Repayment of contractual liability	(200,000)	—

Net cash (used for) provided by financing activities	(6,118,116)	8,216,197

Foreign exchange rate effect on cash	41,463	(328,995)

Increase (decrease) in cash and cash equivalents	(746,389)	11,059,492

Cash and cash equivalents, beginning of year	11,822,436	762,944

Cash and cash equivalents, end of year	$11,076,047	$11,822,436

Supplemental disclosures of cash flow information:
Interest paid	$671,153	$103,061
Income taxes paid	8,145,013	—
Non cash: purchase of property, plant and equipment	1,134,086	—
Contractual liability	(930,456)	—

See accompanying notes to combined financial statements.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements

Years ended December 31, 2013 and 2012

1.	Basis of preparation of combined financial statements and nature of operations:

These combined financial statements of Scepter Corporation Group (the “Group”) have been prepared in relation to the sale of substantially all the assets and certain liabilities of the Group. On May 30, 2014, the Group entered into purchase agreements with Myers Industries, Inc. to sell substantially all of the assets and certain liabilities of the Group. On July 2, 2014, the Group completed the sale subject to working capital and other adjustments.

The Group as presented in these combined financial statements is not a separate legal entity. These financial statements present the combined financial position, results of operation and cash flows of Scepter Corporation (“SCO”), Scepter Manufacturing, LLC (“SML”) and Eco One Leasing, LLC (“EOL”) as of December 31, 2013 and December 31, 2012 and the results of its operations and its cash flows for the years then ended.

SCO is a private company that was incorporated under the laws of Ontario on December 24, 1996. SCO is a wholly owned subsidiary of Scepter Holdings Inc. (“SHI”), a Canadian corporation headquartered in Toronto, Canada, and is principally engaged in the manufacturing of plastic consumer, industrial and military products.

SML and EOL are both single member limited liability companies with operations in Oklahoma, Unites States of America. These entities were formed on September 20, 2012 under the Limited Liability Company Act in the State of Delaware, United States of America. Both SML and EOL are wholly owned by Eco One Holdings Inc. (the “Member”). The Member is a wholly owned subsidiary of SHI. The primary business of SML is the design and manufacture of moulded plastic products while EOL derives substantially all of its revenue from leasing its revenue producing properties to SML. The financial position and results of operation of SML and EOL pertain to the limited liability companies and do not include other assets, liabilities, revenue and expenses of the Member.

The combined financial statements of the Group have been prepared in accordance with the accounting principles generally accepted in the United States and are presented in United States dollars.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

2.	Significant accounting policies:

(a)	Principles of combination:

The accompanying combined financial statements include the accounts of SCO, SML and EOL. All significant intercompany balances and transactions within the Group have been eliminated in the combined financial statements.

(b)	Use of estimates:

The preparation of combined financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the carrying amount of accounts receivable, inventories, property, plant and equipment, intangible assets, contractual liability and income taxes.

(c)	Cash and cash equivalents:

Cash and cash equivalents include cash on hand, balances with banks and short term investments with an original maturity of three months or less at the date of purchase.

(d)	Accounts receivable and allowance for doubtful accounts:

Trade receivables are recorded at the invoiced amount and do not bear interest. Amounts collected on trade receivables are included in net cash provided by operating activities in the combined statements of cash flows. The Group maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowance is determined through an analysis of the aging of accounts receivable and assessments of risk that are based on historical trends and an evaluation of the impact of current and projected economic conditions. The Group evaluates the past due status of its trade receivables based on contractual terms of sale. If the financial condition of the Group’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Group does not have any off balance sheet credit exposure related to its customers.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

2.	Significant accounting policies (continued):

(e)	Inventories:

Inventories are measured at the lower of cost determined on a first-in, first-out basis and market value. The cost of work in process and finished goods includes purchase of materials net of vendor allowances, conversion which includes cost of labour and overheads related to manufacturing, and other costs such as transportation and duty incurred in bringing the inventories to their present location and condition. Market value is the estimated selling price in the normal course of business less the estimated costs of completion and estimated costs necessary to make the sale. Allowances are made for slow moving and obsolete inventories.

(f)	Property, plant and equipment:

Property, plant and equipment are recorded at historical cost less accumulated depreciation. Major renewals and improvements are capitalized, while maintenance and repairs are charged to operations as incurred. Upon retirement or disposal of assets, the cost of assets disposed of and the related accumulated depreciation are removed from the balance sheet and any gain or loss is reflected in net income.

Depreciation is calculated using the straight line method over the estimated useful lives of depreciable assets and includes depreciation on assets recorded as capital leases.

Costs for machinery and equipment and dies and moulds related to new products are included in capital projects until the commencement of commercial production, at which time, they are transferred to specific asset accounts and depreciation commences. Parking lot represents land purchased by the Group.

The principal estimated average useful lives of property, plant and equipment are as follows:

Asset	Rate
Buildings	40 years
Machinery and equipment	8 years
Dies and moulds	5 years
Computer, office and other equipment	3-5 years

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

2.	Significant accounting policies (continued):

(g)	Intangible assets:

Intangible assets represent purchased patents and are amortized on a straight line basis over an expected life of 10 years.

(h)	Impairment of long-lived assets:

Long lived assets, such as property, plant and equipment and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require that a long lived asset be tested for possible impairment, the Group first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third party independent appraisals, as considered necessary. No impairment losses were recognized during the years ended December 31, 2013 and 2012.

(i)	Revenue recognition:

Revenue is recognized when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.

Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore, are excluded from revenues in the combined statements of income.

Royalty and miscellaneous income are recognized when earned and when services are rendered.

(j)	Shipping and handling:

Shipping and handling fees billed to customers are recorded as revenue. The costs associated with shipping goods to customers are recorded as selling, general and administrative expenses and amounted to $1,146,065 and $1,325,835 for the years ended December 31, 2013 and 2012, respectively.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

2.	Significant accounting policies (continued):

(k)	Income taxes:

SCO, a corporation, accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

SML and EOL are single member limited liability companies, neither of which has elected to be classified as an association taxable as a corporation, as defined in the Internal Revenue Code. Therefore, they are classified for U.S. income tax purposes as disregarded entities, separate from their sole Member. Accordingly, these entities are not subject to U.S. federal or state taxes and the Member will be required to take into account the income, gain, loss and deductions of the entities in computing its United States federal and state income tax liability, regardless of whether distributions are made to the Member. However, in these combined financial statements, tax expense attributable to the operations of SML and EOL has been presented as if SML and EOL were separate tax-paying entities, in a manner consistent with SCO.

The Group recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group records interest related to unrecognized tax benefits in interest expense and penalties in selling, general and administrative expenses.

(l)	Research and development costs:

Research and development costs are charged against operations in the year they are incurred. These costs amounted to $62,695 and $112,453 for the years ended December 31, 2013 and 2012, respectively.

(m)	Advertising costs:

Advertising costs are expensed as incurred.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

2.	Significant accounting policies (continued):

(n)	Employee future benefits:

SCO has two defined contribution plans providing pension benefits for its hourly and salaried employees. The cost of the defined contribution plans is recognized and expensed based on the contributions required to be made during each year.

(o)	Functional and reporting currency:

The functional currency of SCO is the Canadian dollar. The functional currency of SML and EOL is the U.S. dollar. The reporting currency used by the Group is U.S. dollars.

Assets, liabilities, revenue or expenses denominated in a currency other than an entity’s reporting currency are translated into the functional currency at the exchange rate in effect at the transaction date. At the combined balance sheet date, assets and liabilities are translated into the functional currency using the exchange rate in effect at that date and the resulting foreign exchange gains and losses are included in net income or loss.

The financial information of SCO is translated into U.S. dollars using the current rate method. Under the current rate method, the assets and liabilities are translated into U.S. dollars using the foreign exchange rate in effect at the combined balance sheet date and revenue and expenses, as well as cash flow items, are translated into U.S. dollars at the weighted average exchange rate for the respective periods. Any resulting exchange gain or loss on translation is charged or credited to the foreign currency translation adjustment account included as a separate component of accumulated other comprehensive income or loss.

(p)	Deferred financing costs:

The costs incurred for obtaining financing are deferred and are amortized over the life of the related financing agreements and charged to interest expense. Deferred financing costs capitalized to prepaid expenses and other current assets were $24,642 and $28,929 as at December 31, 2013 and 2012 respectively. The amortization expense was $4,287 and $1,071 for the years ended December 31, 2013 and 2012, respectively.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

2.	Significant accounting policies (continued):

(q)	Fair value measurements:

The Group utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Group determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

Level 1 - unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date;

Level 2 - other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3 - unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

2.	Significant accounting policies (continued):

(r)	Recently issued accounting standards:

In February 2013, the FASB issued ASU 2013 02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. ASU 2013 02 requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. ASU 2013 02 does not change the requirements for reporting net income or other comprehensive income in financial statements. The new standard is effective for reporting periods beginning after December 15, 2013. The Group will implement the provisions of ASU 2013 02 as of January 1, 2014.

The FASB issued ASU 2013 04, Liabilities (Topic 405); Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date, in February 2013. ASU 2013 04 requires an entity to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed as the sum of the amount the entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the entity expects to pay on behalf of its co-obligors. The new standard is effective for fiscal years ending after December 15, 2014 and interim and annual periods thereafter. ASU 2013 04 is to be applied retrospectively to all prior periods presented for those obligations resulting from joint and several liability arrangements within the Update’s scope that exist at the beginning of an entity’s fiscal year of adoption. The Group will implement the provisions of the new standard as of January 1, 2014.

In July 2013, the FASB issued ASU 2013 11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry forward, a Similar Tax Loss, or a Tax Credit Carry forward Exists. ASU 2013 11 requires an unrecognized tax benefit, or a portion of an unrecognized tax benefit, to be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carry forward, a similar tax loss, or a tax credit carry forward. ASU 2013 11 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. The new standard is to be applied prospectively but retrospective application is permitted. The Group will implement the provisions of ASU 2013 11 as of January 1, 2015.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

2.	Significant accounting policies (continued):

(r)	Recently issued accounting standards: (continued):

In January 2014, the FASB issued ASU 2014-02, Intangibles, Goodwill and Other (Topic 350). The objective of this update is to address the concerns of private company stakeholders that the benefits of the current accounting for goodwill do not justify the related costs. The amendments in this update provide guidance about an accounting alternative for the subsequent measurement of goodwill. ASU 2014-02 if elected, should be applied prospectively to goodwill existing as of the beginning of the period of adoption and new goodwill recognized in annual periods beginning after December 15, 2014, and interim periods within annual periods beginning after December 15, 2015. The Group will implement the provisions of ASU 2014-02 as of January 1, 2015.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in this update supersede the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification. In summary, the core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Group will implement the provisions of ASU 2014-09 as of January 1, 2018.

3.	Accounts receivable and allowance for doubtful accounts:

	2013	2012
Accounts receivable	$13,207,454	$14,551,187
Other receivables	343,496	808,722

	13,550,950	15,359,909

Less allowance for doubtful accounts	15,555	51,739

	$13,535,395	$15,308,170

Bad debt expense for the years ended December 31, 2013 and 2012 was $19,114 and $50,442, respectively.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

4.	Inventories:

	2013	2012
Finished goods	$9,742,419	$8,126,845
Raw materials	2,988,433	2,516,728
Packaging	390,649	296,731
Work-in-process	100,330	63,605

	$13,221,831	$11,003,909

Inventories at December 31, 2013 and 2012 are net of reserves for slow moving and obsolete inventory of $320,540 and $135,857, respectively.

5.	Advances to/from related companies:

The amounts advanced to and from related companies are non-interest bearing, unsecured and have no specified terms of repayment. For the amounts advanced to related companies, the Group has agreed that payment will not be demanded for at least 365 days from the combined balance sheet date and accordingly, the amounts have been classified as long term.

Included in advances to related companies is $2,324,122 in advances to (2012 - $2,179,929 advances from) SHI and $1,232,262 (2012 - $832,142) in advances to other related companies under common control.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

6.	Property, plant and equipment:

	2013	2012
Land	$386,440	$396,554
Buildings	7,824,418	8,193,336
Parking lot	1,008,720	—
Machinery and equipment	48,764,764	48,844,583
Dies and moulds	36,301,730	37,103,877
Capital projects in progress	324,629	773,345
Computer, office and other equipment	7,323,936	7,159,666

	101,934,637	102,471,361

Accumulated depreciation	74,256,277	74,817,862

	$27,678,360	$27,653,499

Depreciation was $4,690,112 and $3,616,282 for the years ended December 31, 2013 and 2012, respectively.

7.	Intangible assets:

	2013	2012
Intangible assets	$4,667,642	$5,013,638
Accumulated amortization	(4,200,878)	(4,010,911)

	$466,764	$1,002,727

Amortization expense was $482,139 and $496,632 for the years ended December 31, 2013 and 2012, respectively. Estimated amortization for intangible assets with finite lives for 2014 is $466,764.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

8.	Credit facilities:

(a)	Bank credit line:

SCO has various credit facilities with a Canadian chartered bank (“Bank”). The credit facilities aggregate to a maximum of CDN $13,355,000 which may be drawn by way of Canadian or United States (“U.S.”) overdraft, Banker’s Acceptance (“BA”), London Interbank Borrowing Rate (“LIBOR”) advances, letters of credit and letters of guarantee. The Canadian overdraft bears interest at the Bank’s prime rate plus 0.25%; the U.S. overdraft bears interest at the Bank’s U.S. base rate plus 0.25%; the BA issued on a discounted basis is subject to a stamping fee of 1.50% and the LIBOR advances bear interest at LIBOR plus 1.75%. In 2013, SCO obtained a letter of guarantee in the amount of CDN $150,000, to participate in a bid for the City of Toronto. The expiry date of this letter of guarantee is March 12, 2014. There were no other amounts outstanding under these credit facilities at December 31, 2013 and 2012.

The credit facilities are due on demand and are secured by a first ranking general security agreement over all the assets of SCO, an assignment of all risk insurance and a postponement of advances from its parent company.

The credit facilities are subject to certain financial and non-financial covenants. Financial covenants consist of a minimum current ratio and a maximum debt to tangible net worth ratio. As at December 31, 2013 and 2012, SCO was in compliance with these covenants.

(b)	Bank loan:

EOL has a bank loan credit facility to a maximum of $12,000,000, to finance the purchase of its property, plant and equipment and an interest rate swap facility for up to the full amount outstanding under the bank loan. EOL had $10,800,000 and $9,500,000 drawn under the capital loan at December 31, 2013 and 2012, respectively. No amounts were drawn under the interest rate swap facility as at December 31, 2013 and 2012. The bank loan is available to EOL by way of bank prime based loans in Canadian dollars (“Prime Rate Loans”), bank U.S. base rate based loans in U.S. dollars (“USBR Loans”), Banker’s Acceptances (“BAs”) and LIBOR loans.

The Prime Rate Loans bear interest at the Bank’s prime rate plus 0.5%, the USBR Loans bear interest at the Bank’s U.S. base rate plus 0.5%, the BAs bear interest at the prevailing BAs rate plus a stamping fee of 2% and the LIBOR loans bear interest at LIBOR plus 2.25% per annum.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

8.	Credit facilities (continued):

All amounts outstanding under the bank loan shall be repaid on demand in accordance with the terms and conditions of the credit facility and, unless and until otherwise demanded, interest shall be paid monthly, together with principal payments of $150,000 on the last day of each month. The bank loan shall, in any event, be paid in full no later than September 28, 2019 which is 84 months after the date of the initial advance (September 28, 2012). In addition, BAs and LIBOR loans shall be repayable on their respective maturity dates.

The bank loan is secured by a first ranking general security agreement, a demand first collateral mortgage and assignment of rents in the amount of $5,000,000, creating a first fixed and specific mortgage and charge over the properties of EOL, corporate guarantees and debt service agreement in favour of the bank executed by SCO, related by virtue of being under common control by the Member’s corporate owner, and assignment and postponement of all present and future amounts outstanding by SHI.

EOL is subject to certain financial and non-financial covenants. Financial covenants consist of a maximum debt to EBITDA ratio (earnings after tax, plus tax, plus interest, plus depreciation and amortization, plus deferred charges) not to exceed 4:1 and a minimum fixed charge coverage ratio not to be less than 1.1:1. As at December 31, 2013 and 2012, EOL was in compliance with the financial covenants.

(c)	Cross default agreement:

Based on a cross default agreement dated September 28, 2012 made among EOL, SCO and the Bank, a default by EOL or SCO in the performance or observance of any covenants, condition or obligation contained in any of the credit facilities available to EOL and or SCO shall extend to all credit facilities available to EOL and SCO by the Bank.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

9.	Contractual liability:

Pursuant to an agreement dated May 6, 2013 between SML and a supplier, SML is obligated to purchase certain production tools and equipment (the “Equipment”) that are used by the supplier to produce certain products exclusively for SML as described in the purchase commitment note 16(b)(ii).

The total purchase price of the Equipment is $930,456. The repayment of the purchase price is based on $0.10 for each product delivered by the supplier to SML as long as such repayment is not less than $100,000. Repayments are payable at the end of each three month period beginning May 1, 2013.

The contractual liability is non-interest bearing and secured by the Equipment.

	2013	2012
Purchase price	$930,456	$—
Repayment during the year	200,000	—

Balance, at year end	730,456	—
Contractual liability - current portion	400,000	—

Contractual liability - non-current portion	$330,456	$—

10.	Advances from Member:

The advances from Member of SML and EOL have no specified repayment terms and bear interest at 6.0% effective January 1, 2013 (2012 - non-interest bearing). The Member has agreed that repayment will not be demanded prior to January 1, 2015 and accordingly, the amounts have been classified as long term. Interest paid and expensed to the Member was $352,963 and nil for the years ended December 31, 2013 and 2012, respectively.

11.	Notes payable to parent company:

The notes payable to parent company of SCO are non-interest bearing, unsecured and have no specified repayment terms. The parent company of SCO has agreed that repayment will not be demanded prior to January 1, 2015 and accordingly, the amounts have been classified as long term.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

12.	Income taxes:

(a)	Income tax expense (benefit) attributable to income from operations consists of:

	Current	Deferred	Total
Year ended December 31, 2013:
Canada	$3,574,132	$(148,019)	$3,426,113
United States	—	883,182	883,182

	$3,574,132	$735,163	$4,309,295

Year ended December 31, 2012:
Canada	$4,255,862	$(149,923)	$4,105,939
United States	—	(576,967)	(576,967)

	$4,255,862	$(726,890)	$3,528,972

(b)	Income tax expense attributable to income from operations differed from the amounts computed by applying an income tax rate of 26.50% (2012 - 26.50%) to pretax income from operations as a result of the following:

	2013	2012
Computed statutory tax expense	$4,256,788	$4,034,324
Increase (reduction) in income taxes resulting from:
US income tax at rate in excess of statutory rate	266,610	(173,805)
Non-deductible expenses for tax purposes	46,094	41,865
Canadian small business and manufacturing and processing deduction	(229,728)	(263,295)
Other, net	(30,469)	(110,117)

	$4,309,295	$3,528,972

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

12.	Income taxes (continued):

(c)	Significant components of deferred taxes:

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2013 and 2012 are presented below:

	2013	2012
Canada:

Deferred tax assets:
Intangible assets	$315,236	$277,160
Reserves	2,350	2,524

Net deferred tax assets	317,586	279,684

Deferred tax liabilities:
Property, plant and equipment	(2,328,440)	(2,593,516)

Total gross deferred tax liabilities	(2,328,440)	(2,593,516)

Net deferred tax asset (liability)	$(2,010,854)	$(2,313,832)

United States:

Deferred tax assets:
Losses carried forward	$192,140	$238,907
Intangible assets	236,474	247,800
Property, plant and equipment	—	90,260
Reserves	67,895	—

Net deferred tax assets	496,509	576,967

Deferred tax liabilities:
Property, plant and equipment	(802,723)	—

Total gross deferred tax liabilities	(802,723)	—

Net deferred tax asset (liability)	(306,214)	576,967

Total deferred tax asset (liability)	$(2,317,068)	$(1,736,865)

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

12.	Income taxes (continued):

The Group had operating losses carried forward of $505,631 and $628,704 as at December 31, 2013 and 2012, respectively. These losses relate solely to the operations of EOL and SML and have been calculated on the assumption that these entities are separate, tax paying entities. For U.S. tax purposes these losses were fully utilized by their single Member in its December 31, 2012 taxation year.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income and tax-planning strategies in making this assessment.

Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Group will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2013 and December 31, 2012. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

The Group applies the provisions of FIN 48 which clarifies accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and which requires recognition of tax positions only if those positions are more likely than not to be sustained. The application of these provisions did not have any impact on the Group’s financial results, position or disclosures.

SML and EOL’s 2012 and 2013 taxation years remain subject to review by U.S. tax authorities. SCO’s December 31, 2010 through December 31, 2013 taxation years remain subject to review by Canadian tax authorities.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

13.	Capital stock:

As of December 31, 2013 and 2012, capital stock of SCO comprised of the following:

	2013	2012
Authorized:
Unlimited common shares
Issued and outstanding:
1,000 (2012 - 1,000) common shares	$1,879,088	$1,879,088

14.	Member’s contributions:

As of December 31, 2013 and 2012, member’s contributions of SML and EOL (the limited liability companies) are as follows:

	2013	2012
SML	$1,000,000	$1,000,000
EOL	100,000	100,000

	$1,100,000	$1,100,000

	2013	2012
Balance, beginning of year	$1,100,000	$—

Contributions:
SML	—	1,000,000
EOL	—	100,000

Balance, end of year	$1,100,000	$1,100,000

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

15.	Defined contributions plans:

SCO maintains two defined contribution pension plans covering 258 (2012 - 246) hourly and salaried employees. The plans are funded by employees and matched by SCO contributions based on 2% to 4.5% of earnings for services rendered by qualifying employees. Employer contributions were $335,142 and $297,513 for the years ended December 31, 2013 and 2012, respectively, and were expensed.

16.	Commitments:

(a)	Operating leases:

The Group leases premises and vehicles under operating leases with minimum rental payments as follows:

2014	$345,000
2015	340,000
2016	321,000
2017	—
2018	—

$1,006,000

(b)	Purchase commitments:

(i)	Pursuant to an agreement with a supplier in September 2008, SCO is committed to purchase a minimum of 3,000,000 units annually of a specific part which is being used in certain products that are produced by SCO at a price of $0.83 per unit. If for any reason SCO fails to purchase the annual minimum in any year of the term, SCO shall pay the supplier $0.15 per unit for each unit below the annual minimum. The term of the agreement is for an initial period of ten years and estimated payments over the remaining term are as follows:

2014	$2,341,000
2015	2,341,000
2016	2,341,000
2017	2,341,000
2018	1,561,000

$10,925,000

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

16.	Commitments (continued):

(ii)	Pursuant to the agreement dated May 6, 2013, as described in note 9, SML has committed to purchase a minimum of 4,000,000 units annually of product until the date that the purchase price of the equipment has been paid in full or May 1, 2018 (expiry date of the agreement term). The price per unit of product shall be $0.67. If for any reason SML fails to purchase the annual minimum in any year of the term, SML shall pay the supplier $0.19 per unit for each unit below the annual minimum. The effective start date applicable to the annual minimum was changed from May 1, 2013 to March 1, 2014.

In accordance with this agreement, the estimated total commitments in connection with the annual minimum payments for product are as follows:

2014	$2,233,333
2015	2,233,333

$4,466,666

17.	Contingencies:

(a)	SCO has been named a defendant in a legal action arising from a product liability claim that commenced in April 2013. Management is of the opinion that there is a strong defense against the claim and that SCO will prevail in defending the suit. Management is unable to estimate the possible loss or range of loss at this early stage in the case. Accordingly, no provision for losses has been reflected in the accounts of SCO for this matter.

(b)	SML received a demand letter on March 10, 2014 from the supplier, under the terms of the agreement as described in note 16(b)(i), pertaining to infringement of the agreement and infringement of patent rights. The supplier is seeking royalty for certain products manufactured by SML from November 2013 to May 2014. The claim was settled on May 27, 2014 for the amount of $164,059 and predominately relates to sales made in fiscal 2014. Accordingly, no provision for losses has been reflected in the accounts of SML for this matter.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

18.	Fair value measurements and concentration of risk:

(a)	Fair value of disclosures:

The Group has determined the estimated fair value of its financial instruments based on appropriate valuation methodologies; however, considerable judgment is required to develop these estimates. Accordingly, these estimated fair values are not necessarily indicative of the amounts the Group could realize in a current market exchange. The estimated fair values can be materially affected by the use of different assumptions or methodologies.

The methods and assumptions used in estimating the fair values of financial instruments are as follows:

(i)	The fair values of cash and cash equivalents, accounts receivable and accounts payable and accrued liabilities approximate their carrying values because of the short term maturity of these financial instruments.

(ii)	The fair values of the bank loan and contractual liability approximate their carrying values because the interest rates of these instruments are similar to current rates for debt instruments with similar maturities.

(iii)	The fair values of the advances from/to related companies, advances from Member and notes payable to parent company cannot be determined given the related party nature and terms.

The Group’s financial instruments carried at fair value on the combined balance sheets, which consist of cash is a Level 1 measurement. There were no financial instrument classes in Level 2 or Level 3 as of December 31, 2013 and 2012.

(b)	Currency risk:

A considerable portion of the Group’s transactions are with entities in the United States and these transactions are denominated in U.S. dollars. The Group is exposed to foreign currency fluctuation risk. The risk has an impact on foreign currency denominated accounts receivable, advances to related companies and accounts payable and accrued liabilities. The Group maintains bank accounts in U.S. dollars to receive foreign currency payments and to fund foreign currency denominated purchases. This risk is reduced to the extent that the Group conducts both sales and purchases in U.S. dollars.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

18.	Fair value measurements and concentration of risk: (continued):

(c)	Credit risk:

Credit risk refers to the risk that counterparties may default on their contractual obligations resulting in a financial loss. The Group deals with creditworthy counterparties to mitigate the risk of financial loss from defaults. The Group monitors the credit risk of customers through credit rating reviews.

(d)	Liquidity risk:

Liquidity risk is the risk that the Group will be unable to fulfill its obligations on a timely basis or at a reasonable cost. The Group manages its liquidity risk by monitoring its operating requirements. The Group prepares budget and cash forecasts to ensure it has sufficient funds to fulfill its obligations.

(e)	Customer concentration:

A substantial portion of the Group’s revenue is derived from the sale of products to a limited number of customers, which includes certain large national and multinational retailers.

SCO and SML have significant concentration of revenue from customers. SCO’s sales to two customers for the years ended December 31, 2013 and 2012 were 25% and 24% of SCO’s total revenue, respectively. The balance due from these customers at December 31, 2013 was 12% (2012 - 15%) of SCO’s total accounts receivable.

SML also has significant concentration of its revenue to two of its customers. Sales to these customers for the year ended December 31, 2013 was 76% of SML’s total revenue. The balance due from these customers at December 31, 2013 was 70% of SML’s total accounts receivable. SML did not have concentration of revenue in 2012.

The loss of these relationships could have a significant impact on the Group’s revenue.

(f)	Interest rate risk:

EOL’s bank loan has a variable interest rate based BAs rates. As a result, the Group is exposed to interest rate risk due to fluctuations in the BAs rate.

SCEPTER CORPORATION GROUP

(EXPRESSED IN UNITED STATES DOLLARS)

Notes to Combined Financial Statements (continued)

Years ended December 31, 2013 and 2012

19.	Subsequent events:

Management has evaluated subsequent events through September 15, 2014, the date on which the combined financial statements were available to be issued.